Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Modine Announces Organizational Changes

Racine, WI – January 7, 2021 – Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, today announced that it has eliminated a senior executive position that previously served as Vice President, Commercial and Industrial Solutions (“CIS”) and Chief Operating Officer.  Along with this change, the Company announced the departure of Scott Bowser, who previously held this combined position.  Global operations will be managed by Tom Drahos, who is currently Vice President of Operations.  Mr. Drahos has vast experience leading global operations teams during his 27 years with Modine.  Scott Miller will assume responsibility for the CIS business segment.  Mr. Miller has been with Modine for 22 years, including numerous business leadership roles and most recently serving as Vice President, Global Coils and Coolers in Modine’s CIS segment.  Both individuals will report directly to the President and CEO.

“Removing the COO role will allow me to connect directly with our Global Operations and CIS organizations, enabling us to assess longer-term organizational structures to best support our strategy of becoming a more diversified industrial company,” said Neil Brinker, President and CEO.  “I would like to thank Scott for his contributions and years of service to Modine and wish him success in the future.”

About Modine

Modine, with fiscal 2020 revenues of $2.0 billion, specializes in thermal management systems and components, bringing highly engineered heating and cooling components, original equipment products, and systems to diversified global markets through its four complementary segments: CIS; BHVAC; HDE; and Automotive. Modine is a global company headquartered in Racine, Wisconsin (USA), with operations in North America, South America, Europe and Asia. For more information about Modine, visit www.modine.com.

Forward-Looking Statements

This press release contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2020 and under Forward-Looking Statements in Item 7 of Part II of that same report and in the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020. Other risks and uncertainties include, but are not limited to, the following: the impact of the COVID-19 pandemic on the national and global economy, our business, suppliers, customers, and employees; the overall health and price-down focus of Modine’s customers; our ability to successfully execute our strategic and operational plans, including our ability to successfully complete the pending sale of our liquid-cooled automotive business, including the receipt of governmental and third-party approvals and satisfaction of other closing conditions, and our ability to successfully exit our other automotive businesses; our ability to effectively and efficiently reduce our cost structure in response to sales volume declines and complete restructuring activities and realize benefits thereon; our ability to comply with the financial covenants in our credit agreements and to fund our global liquidity requirements efficiently, particularly in light of the volatility and negative impacts to the financial markets resulting from COVID-19; operational inefficiencies as a result of program launches, unexpected volume increases, product transfers, and delays or inefficiencies resulting from restrictions imposed in response to the COVID-19 pandemic; economic, social and political conditions, changes and challenges in the markets where Modine operates and competes, including foreign currency exchange rate fluctuations, tariffs (and potential trade war impacts resulting from tariffs or retaliatory actions), inflation, changes in interest rates or tightening of the credit markets, recession, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties about the impact of regulatory and/or policy changes, including those related to tax and trade, the COVID-19 pandemic and other matters, that have been or may be implemented in the U.S. or abroad, and continuing uncertainty regarding the impacts of “Brexit”; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components, and our ability to adjust product pricing in response to any such increases; the nature of and Modine’s significant exposure to the vehicular industry and the dependence of this industry on the health of the economy; the concentration of sales within our CIS segment attributed to one customer; Modine’s ability to recruit and maintain talent in managerial, leadership, and administrative functions; Modine’s ability to protect its proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation; and other risks and uncertainties identified by the Company in public filings with the U.S. Securities and Exchange Commission.  Forward-looking statements are as of the date of this release, and the Company does not assume any obligation to update any forward-looking statements.

SOURCE: Modine Manufacturing Company

Investor & Media Contact

Kathleen Powers
(262) 636-1687
kathleen.t.powers@modine.com